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                                                                   Exhibit 23.2


[ASHER & COMPANY, LTD. LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the use of our report dated June 27, 1996, relating to the financial statements of RMH Teleservices, Inc. and to all references to our Firm included in or made a part of this Form S-1 Registration Statement and to the reference to our Firm under the caption Experts in the Prospectus.



                                        /s/ ASHER & COMPANY, LTD.

                                            ASHER & COMPANY, LTD.


Philadelphia, Pennsylvania
September 10, 1996